Exhibit 10.3

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $934,000.00	Issue Date: February 18, 2020

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, GENERAL CANNABIS CORP, a Colorado corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of SBI INVESTMENTS LLC, 2014-1, a statutory series of a Delaware limited liability company, or its registered assigns (the “Holder”) the principal sum of $934,000.00 (the “Principal Amount”), together with interest at the rate of ten percent (10%) per annum on the aggregate unconverted and then outstanding Principal Amount of this Note, at maturity or upon acceleration or otherwise, as set forth herein (this “Note”) (with the understanding that the initial six months of such interest shall be guaranteed).  This Note is being issued pursuant to that certain Promissory Note Exchange Agreement (the “Exchange Agreement”) entered into on February 18, 2020 (the “Issue Date”). The maturity date of this Note shall be on that day that is twelve (12) months after the Issue Date (the “Maturity Date”), and is the date upon which the Principal Amount, as well as all accrued and unpaid interest and other fees, shall be due and payable.  This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein.  Any amount of principal or interest on this Note, which is not paid by the Maturity Date, shall bear interest at the rate of the lesser of (i) twenty-four percent (24%) per annum or (ii) the maximum amount allowed by law, from the due date thereof until the same is paid (“Default Interest”).  Interest shall commence accruing on the date that this Note is issued and shall be computed on the basis of a 365-day year and the actual number of days elapsed.  All payments due hereunder (to the extent not converted into the Borrower’s common stock (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America.  All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the Holder thereof.

The following additional terms shall also apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1

Conversion Right.  The Holder shall have the right at any time on or after the Issue Date, to convert all or any part of the outstanding and unpaid Principal Amount and accrued and unpaid interest of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (the “Maximum Share Amount”).  The Holder, upon not less than 61 days’ prior written notice to the Borrower, may increase the Maximum Share Amount, provided that the Maximum Share Amount shall never exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the provisions of this Section 1.1 shall continue to apply.  Any such increase will not be effective until the 61st day after such notice is delivered to the Borrower.  The Maximum Share Amount provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.1 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Share Amount provisions contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this paragraph shall apply to a successor holder of this Note.  For purposes of this Section 1.1, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.3 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”).  The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the Principal Amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such Principal Amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.2, 1.3(g), 4.11, 4.12 and/or 4.13 and/or Article III hereof.

1.2

Conversion Price.

(a)

Calculation of Conversion Price.  The “Conversion Price” per share shall be the Variable Conversion Price (as defined herein) (subject to adjustment as further described herein).  The “Variable Conversion Price” shall mean 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 20%); provided, however, that for purposes of this Section 1.2(a), in no event shall the Variable Conversion Price be less than $0.45 per share of Common Stock (as adjusted for stock splits, stock dividends, reclassifications and the like) except as may be required pursuant to Section 1.2(c) below.

(b)

“Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the seven (7) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.  “Trading Price” or “Trading Prices” means, for any security as of any date, the lowest volume weighted average price (VWAP) on the Over-the-Counter Pink Marketplace, OTCQB, or applicable trading market (the “Trading Market”) as reported by a reliable reporting service designated by the Holder (i.e. www.Nasdaq.com) or, if the Trading Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets.  If the Conversion Price on the date in which the Holder actually receives the Conversion Shares (as defined in the Exchange Agreement) (each a “Share Delivery Date”) is less than the Conversion Price in the respective Notice of Conversion, then the Conversion Price in the respective Notice of Conversion shall be retroactively adjusted downward to equal the Conversion Price on the Share Delivery Date.  If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder in order to determine the Conversion Price of this Note.  “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the Trading Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.  So long as this Note is outstanding, if any security of the Borrower contains any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder in writing of such additional or more favorable term and such term, at Holder’s option, shall become a part of the transaction documents with the Holder pursuant to the amendment thereof at the Holder’s direction.

(c)

Dilutive Issuance.  If, at any time when this Note is issued and outstanding, the Borrower issues or sells, or is deemed to have issued or sold (in the sole determination of the Holder), any shares of Common Stock, for a consideration per share less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then the Holder shall have the right, in Holder’s sole discretion on each conversion after such Dilutive Issuance, to utilize the price per share of the Dilutive Issuance as the Conversion Price for such conversion.  Notwithstanding the foregoing, a Dilutive Issuance shall not include any Exempt Issuance.  An “Exempt Issuance” shall be the issuance of any of the following by the Company: (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a committee of the Board of Directors; (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issue Date, provided that such securities have not been amended since the Issue Date to increase the number of such securities or to decrease the exercise price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; and (c) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors, provided that any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company (and shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to any entity whose primary business is investing in securities). For the avoidance of any doubt, the issuance by the Borrower of any securities, that are not Exempt Securities, having conversion prices or exercise prices less than the Conversion Price in effect on the date of any such issuance shall qualify as Dilutive Issuances.

(d)

Authorized Shares.  The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note.  The Borrower is required at all times to have authorized and reserved two times (200%) the number of shares issuable upon full conversion of the face Principal Amount of this Note (based on the Conversion Price of this Note in effect from time to time) (the “Reserved Amount”).  The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder.  The Borrower represents that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable.  In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note.  The Borrower acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of this Note.

1.3

Method of Conversion.

(a)

Mechanics of Conversion.  Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time on or after the Issue Date, (A) by submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.3(b), surrendering this Note at the principal office of the Borrower.

(b)

Surrender of Note Upon Conversion.  The Holder and the Borrower shall maintain records showing the updated current unpaid and unconverted Principal Amount of the Note. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount of this Note is so converted.  The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.  In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal Amount of this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)

Payment of Taxes.  The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)

Delivery of Common Stock Upon Conversion.  Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.3, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within one (1) business day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid Principal Amount hereof, surrender of this Note) in accordance with the terms hereof.

(e)

Obligation of Borrower to Deliver Common Stock.  Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding Principal Amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.  The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(f)

Delivery of Common Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Sections 1.1 and 1.2 and in this Section 1.3, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g)

Failure to Deliver Common Stock Prior to Deadline.  Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline the Borrower shall pay to the Holder $3,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (unless such failure results from war, acts of terrorism, an epidemic, or natural disaster) (“Conversion Default Payments”).  Such cash amount shall be paid to Holder in cash by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the Principal Amount of this Note on the fifth day of the month following the month in which it has accrued, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional Principal Amount shall be convertible into Common Stock in accordance with the terms of this Note.  The Borrower agrees that the right to convert is a valuable right to the Holder.  The damages resulting from a failure of, attempt to frustrate or interference with such conversion right are difficult if not impossible to qualify.  Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.3(g) are justified.

1.4

Concerning the Shares.  The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.4 and who is an “accredited investor” (as defined in Rule 501(a) of the Securities Act).  Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.  In the event that the Borrower unreasonably fails to accept the opinion of counsel provided by the Holder with respect to the transfer of securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of this Note.

1.5

Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or non-waived Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note.  Notwithstanding the foregoing, if a Holder has not received certificates or transmission of such shares pursuant to Section 1.3(f) for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if this Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted.  In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3(g) to the extent required thereby for such conversion default and any subsequent conversion default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.2) for the Borrower’s failure to convert this Note.

ARTICLE II. CERTAIN COVENANTS

2.1

Distributions on Capital Stock.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2

Restriction on Stock Repurchases.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3

Restriction on Fundamental Transactions.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not directly or indirectly, in one or more related transactions (i) effect any merger or consolidation of the Borrower with or into another entity, (ii) effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) effect any purchase offer, tender offer or exchange offer (whether by the Borrower or another entity) pursuant to which holders of capital stock are permitted to sell, tender or exchange their shares for other securities, cash or property, (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or entity or group of persons or entities whereby such other person or entity or group acquires more than 50% of the voting power of the outstanding shares of any class of capital stock (not including any shares of capital stock held by the other person or entity or other group thereof making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination) or (v) effect any acquisition of all or substantially all of the assets or capital stock of another entity (each a “Fundamental Transaction”).

ARTICLE III. EVENTS OF DEFAULT

The occurrence of any of the following events of default shall each be an “Event of Default”, with no right to notice or right to cure except as specifically stated:

3.1

Failure to Pay Principal or Interest.  The Borrower fails to pay the Principal Amount hereof or interest thereon when due on this Note, whether at the Maturity Date, upon acceleration, or otherwise, and such failure continues for a period of five (5) days after written notice thereof to the Borrower from the Holder.

3.2

Conversion and the Shares.  The Borrower fails to reserve a sufficient amount of shares of Common Stock as required under the terms of this Note (including without limitation, Sections 1.2 and 1.3 of this Note), fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for five (5) business days after the Holder shall have delivered a Notice of Conversion.  It is an obligation of the Borrower to remain current in its obligations to its transfer agent.  It shall be an Event of Default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent.  If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within five (5) business days, either in cash or as an addition to the balance of this Note, and such choice of payment method is at the discretion of the Borrower.

3.3

Breach of Covenants.  The Borrower breaches any covenant or other term or condition contained in this Note or in any other document entered into between the Holder and Borrower, and such breach continues for a period of five (5) days after written notice thereof to the Borrower from the Holder or after ten  (10) days after the Borrower should have been aware of the breach.

3.4

Breach of Representations and Warranties.  Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note, provided that Holder shall provide Borrower with five (5) days advance notice that Holder intends to declare that such representation or warranty was breached by the Company.

3.5

Receiver or Trustee.  The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6

Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of ten (10) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7

Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.8

Delisting of Common Stock.  The Borrower shall fail to maintain the listing or quotation of the Common Stock on the Trading Market or an equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE American.

3.9

Failure to Comply with the Exchange Act.  The Borrower shall fail to comply in any material respect with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings), and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.10

Liquidation.  The Borrower commences any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

3.11

Cessation of Operations.  The Borrower ceases operations or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.12

Financial Statement Restatement.  The Borrower restates any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a material adverse effect on the Borrower or the rights of the Holder with respect to this Note.

3.13

Reverse Splits.  The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

3.14

Replacement of Transfer Agent.  In the event that the Borrower replaces its transfer agent, and the Borrower fails to provide prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower that reserves the greater of the (i) total amount of shares previously held in reserve for this Note with the Borrower’s immediately preceding transfer agent and (ii) Reserved Amount.

3.15

Cross-Default.  Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the other agreements or financial instruments, including but not limited to all convertible promissory notes, currently issued, or hereafter issued, by the Borrower, to the Holder or any third party (the “Other Agreements”), shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

3.16

Inside Information.  Any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey or disclose, or any actual transmittal, conveyance or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date.

3.17

No bid.  At any time while this Note is outstanding, the lowest Trading Price on the Trading Market or other applicable principal trading market for the Common Stock is equal to or less than $0.01.

3.18   Prohibition on Debt and Variable Securities.  So long as this Note is outstanding, the Borrower shall not, without written consent of the Holder (which consent shall not be unreasonably withheld), issue any Variable Security (as defined herein) to any party, unless (i) the Borrower is permitted to pay off this Note in cash at the time of the issuance of the respective Variable Security and (ii) the Borrower pays off this Note, pursuant to the terms of this Note, in cash at the time of the issuance of the respective Variable Security.  A “Variable Security” shall mean any security issued by the Borrower that (a) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock; (b) is or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the Common Stock, even if such security only becomes convertible or exercisable following an Event of Default, the passage of time, or another trigger event or condition; or (c) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of shares of Common Stock issued or to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a 3(a)(9) Transaction, a 3(a)(10) Transaction, or any other similar settlement or exchange.

Upon the occurrence of any Event of Default specified in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, and/or this 3.18, this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 120% multiplied by the then outstanding entire balance of this Note (including principal and accrued and unpaid interest) plus Default Interest, if any, plus any amounts owed to the Holder pursuant to Sections 1.3(g) hereof (collectively, in the aggregate of all of the above, the “Default Amount”), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE IV. MISCELLANEOUS

4.1

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery or upon delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Borrower, to:

General Cannabis Corp

6565 E. Evans Avenue
Denver, CO 80224
Attention:

E-mail:

with a copy to (that shall not constitute notice):

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention:  John M. Rafferty

Email: jrafferty@mofo.com

If to the Holder, to:

SBI Investments LLC, 2014-1

107 Grand Street, 7th Floor

New York, NY 10013

Attention: Jonathan Juchno, Principal

Email: jjuchno@seaotterglobal.com

with a copy to (that shall not constitute notice):

K&L Gates LLP

200 S. Biscayne Blvd., Suite 3900

Miami, FL 33131

Attention: John D. Owens, III, Esq.

E-mail: john.owens@klgates.com

4.3

Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4

Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Borrower hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Borrower does not obtain the prior signed written consent of the Holder).  This Note or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Borrower’s consent thereto.  Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act).  Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5

Cost of Collection.  If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.

4.7

Exclusive Jurisdiction. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall only be commenced in the state and federal courts sitting in New York, New York (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

4.8

JURY TRIAL WAIVER.  THE BORROWER AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

4.9

Certain Amounts.  Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note.  The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.10

Remedies.  The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11

Section 3(a)(10) Transactions.  If at any time while this Note is outstanding, the Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”), then a liquidated damages charge of 100% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment, an addition to the balance of this Note, or a combination of both forms of payment, as determined by the Holder.  The liquidated damages charge in this Section 4.11 shall be in addition to, and not in substitution of, any of the other rights of the Holder under this Note.

4.12

Removed.

4.13

Terms of Future Financings.  So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder in writing of such additional or more favorable term and such term, at Holder’s option, shall become a part of the transaction documents with the Holder.  The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion look back/holding periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

4.14

Usury.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.  The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

4.15

Repayment.  Notwithstanding anything to the contrary contained in this Note, the Borrower may repay all amounts outstanding under this Note, after the Issue Date, provided that such payment shall include at least six months of interest on the Note (even if such repayment occurs prior to the six-month anniversary of the Issue Date).  Subject to the limitations set forth in this Section 4.15, the Borrower shall provide notice to the Holder seven (7) business days prior to such respective repayment date, and the Holder must receive such repayment within nine (9) business days of the Holder’s receipt of the respective repayment notice, but not sooner than seven (7) business days from the date of notice (the “Repayment Period”).  The Holder may convert the Note in whole or in part at any time during the Repayment Period, subject to the terms and conditions of this Note.

4.16

Short-Sales.  The Borrower will not execute any Short Sales at any time prior to the Maturity Date. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

** signature page to follow **

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

General Cannabis Corp

By:    /s/ Steve Gutterman

Name: Steve Gutterman

Title: Chief Executive Officer

SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE

EXHIBIT A - NOTICE OF CONVERSION

The undersigned hereby elects to convert $                                        principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of General Cannabis Corp, a Colorado corporation (the “Borrower”), according to the conditions of the convertible promissory note of the Borrower dated as of February 18, 2020 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[  ]

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime

Broker: Account Number:

[  ]

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

SBI Investments LLC, 2014-1

107 Grand Street, 7th Floor

New York, NY 10013

Email: jjuchno@seaotterglobal.com

Phone: 646.401.4216

Attention: Jonathan Juchno, Principal

Date of Conversion:
Applicable Conversion Price:	$
Number of Shares of Common Stock to be Issued Pursuant to Conversion of this Note:
Amount of Principal Balance Due remaining Under this Note after this conversion:

SBI INVESTMENTS LLC, 2014-1

By:

Name:

Title:

Date: